UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 24, 2013 (July 18, 2013)

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On July 18, 2013, Paladin Realty Income Properties, Inc. (the “Company”), and Paladin Realty Income Properties, L.P. (“Paladin OP”), whose sole general partner is the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Resource Real Estate Opportunity OP, LP (“Resource OP”), the operating partnership of Resource Real Estate Opportunity REIT, Inc., a Maryland corporation (“Resource”), and RRE Charlemagne Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Resource OP (“Merger Sub”). The Merger Agreement provides for the merger of Paladin OP with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of Resource OP. Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, Resource OP will acquire all of the outstanding units in Paladin OP, which owns interests in up to 12 joint ventures that own a total of 11 multifamily communities with more than 2,600 rentable units and two office properties containing more than 75,000 rentable square feet.

The Merger and the transactions contemplated thereby were unanimously approved by the Company’s and Resource’s Board of Directors.

The consideration payable to the Company in the Merger is $52.7 million in cash, excluding certain transaction costs and subject to certain adjustments, including (1) an increase in the consideration payable of up to $3.1 million in the event that Beechwood Gardens Apartments is not sold to a third party pursuant to the existing purchase and sale agreement prior to the closing of the Merger and (2) an adjustment for distributions to Paladin OP differing from specified amounts made prior to the closing of the Merger from the joint venture that owns two office properties (the “Merger Consideration”). The Merger Consideration, together with the existing cash of Paladin OP at the closing date, net of fees and expenses (the “Distribution”) will be distributed to the Company and Paladin Realty Advisors, LLC, as owners of the interests in Paladin OP. The Company, which owns 99.8% of the interests in Paladin OP, will distribute its portion of the Distribution, together with the existing cash of the Company at the closing date, to its shareholders and liquidate and dissolve. The remaining 0.2% of the Distribution will be paid to Paladin Realty Advisors, LLC, the Company’s advisor. No fees, other than its proportional share of the Distribution, will be paid to Paladin Realty Advisors, LLC in connection with the Merger.

In accordance with the Merger Agreement, Resource OP paid an earnest money deposit of $3.0 million on July 23, 2013, which is subject to return if the Merger Agreement is terminated in certain circumstances. The Merger is expected to close in the fourth quarter of 2013. However, the Merger is subject to the receipt of certain third-party consents, loan assumption approvals and documents and customary closing conditions, and there can be no assurance that the Merger will close on the terms described herein, or at all. In addition, pursuant to the Merger Agreement, the Company is required to seek the approval of the Merger by its shareholders at a meeting called for such purpose and will file a proxy statement with the Securities and Exchange Commission (the “SEC”) as soon as practicable following the expiration of the due diligence period discussed below. In the event that the Company’s shareholders do not approve the Merger, the Merger Agreement may be terminated by Resource OP or the Company, in which case the deposit will be returned to Resource OP and the Company will pay up to $400,000 in the aggregate of Resource’s, Resource OP’s, and Merger Sub’s expenses.

Pursuant to the Merger Agreement, the parties have made certain customary representations, warranties and covenants to each other, including not soliciting proposals for an alternative acquisition or engaging in discussions or negotiations with, or providing nonpublic information to, any person relating to an alternative acquisition proposal, subject to certain limitations relating to a superior acquisition proposal in accordance with the Company’s Board of Directors’ fiduciary duties to its shareholders. In addition, each of the parties has agreed to use its commercially reasonable efforts to satisfy all closing conditions and consummate the Merger.

The Merger Agreement contains a due diligence period of up to 30 days during which Resource OP may terminate the Merger Agreement under certain circumstances and have its earnest money deposit returned. The Merger Agreement also includes additional termination rights for both Paladin OP and Resource OP and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse Resource OP for certain of its transaction expenses in an amount up to a maximum of $500,000. In the event Paladin OP terminates the Merger Agreement due to the receipt of a superior proposal for more than 20% of the Company’s assets or if the Company breaches the exclusivity provisions in the Merger Agreement, the Company will pay Resource OP a break-up fee of $2.0 million plus up to a maximum of $500,000 for transaction expenses.

The Merger Agreement also provides the Company and Paladin OP, their directors, officers, managers and partners with indemnification rights and the Company will purchase a “tail policy” for purposes of providing ongoing indemnification for its officers and directors following the Merger.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Resource. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information on confidential disclosure schedules provided in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or Resource at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements or other documents filed with the SEC.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company intends to file a proxy statement with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RESOURCE, RESOURCE OP, MERGER SUB AND THE MERGER. The proxy statement and other materials (when they become available) containing information about the proposed transaction, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to Paladin, 10880 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024, Attention: Investor Relations.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Merger. Information about those executive officers and directors of the Company and their ownership of the Company’s securities will be set forth in the proxy statement regarding the Merger when it becomes available.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to obtain required shareholder or other third-party approvals required to consummate the Merger; the satisfaction or waiver of other conditions in the Merger Agreement; a material adverse effect on the Company; and the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on March 28, 2013. Any forward-looking statement speaks only as of the date of this report and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Item 7.01 Regulation FD Disclosure

Communication to Shareholders

Beginning on July 24, 2013, the Company intends to distribute a communication to its shareholders with a copy to their financial advisors regarding the Merger. A form of the communication to the shareholders is attached hereto to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

This Item 7.01 and the attached exhibit 99.1 are provided under Item 7.01 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Paladin Realty Income Properties, Inc., Paladin Realty Income Properties, L.P., Resource Real Estate Opportunity OP, LP and RRE Charlemagne Holdings, LLC, dated as of July 18, 2013

99.1	Communication to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: July 24, 2013	By:	/s/ James R. Worms
James R. Worms
Chief Executive Officer